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                                                                    EXHIBIT 12.3

                             VIASYSTEMS GROUP, INC.

                   COMPUTATION OF RATIO OF NET DEBT TO EBITDA
                            (Dollars in thousands)

                                                              PRO FORMA
                                                              MARCH 1997
                                                              ----------
Net Debt
  Total debt, including current maturities..................   $832,352
  Total cash and cash equivalents...........................     10,213
                                                               --------
          Net Debt..........................................    822,139
EBITDA......................................................    176,254(1)
                                                               --------
Ratio of EBITDA to interest expense, net....................        4.7
                                                              =========

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(1) Represents pro forma EBITDA for the twelve months ended March 31, 1997.